UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2018

CARDINAL ETHANOL, LLC
(Exact name of small business issuer as specified in its charter)

Indiana	000-53036	20-2327916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1554 N. County Road 600 E, Union City, IN	47390
(Address of principal executive offices)	(Zip Code)

(765)-964-3137
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging Growth Company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement

On July 27, 2018, Cardinal Ethanol, LLC ("Cardinal") entered into Amendment No. 3 to the Ethanol Purchase and Sale Agreement with Murex LLC ("Buyer") as the successor in interest to Murex N.A., Ltd. (the "Amendment"). The Amendment amends the Ethanol Purchase and Sale Agreement dated December 18, 2006 (the "Agreement").

The Amendment provides that Cardinal will pay a commission to Buyer for each net gallon of ethanol that Buyer takes under the Agreement to be calculated in accordance with the terms of Amendment. The Amendment also extends the term of the Agreement until November 30, 2022, to be renewed thereafter automatically for one-year periods unless either party gives notice of non-renewal in accordance with the terms of the Amendment.

The Amendment provides that the Buyer will handle all of Cardinal's RIN activity and submit regulatory reports through the Environmental Protection Agency Moderated Transaction System. Finally, the Amendment provides that Buyer will provide and lease to Cardinal a minimum number of tank cars for rail transportation and manage the tank car fleet on behalf of Cardinal. Cardinal will pay a monthly amount to Buyer on or before the first of each month for rail car leases.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL ETHANOL, LLC

Date: July 30, 2018	/s/ Jeffrey Painter
Jeffrey Painter, President and Chief Executive Officer
(Principal Executive Officer)